Exhibit 1.1
AGENCY AGREEMENT
PVF Capital Corp.
(an Ohio corporation)
Up to 17,142,857 Shares of Common Stock
Including Subscription Rights to Purchase up to 14,706,247 Shares of Common Stock
February 17, 2010
Stifel, Nicolaus & Company, Incorporated
18 Columbia Turnpike
Florham Park, New Jersey 07932
Ladies and Gentlemen:
     PVF Capital Corp., an Ohio corporation (the “Company”) hereby confirms the agreement with Stifel, Nicolaus & Company, Incorporated (the “Agent”), subject to the terms and conditions set forth below, with respect to the proposed distribution by the Company to its shareholders of rights entitling their holders to subscribe for shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).
     Section 1. The Offering The Company is distributing, at no charge, subscription rights to purchase shares of Common Stock to the holders of record of its Common Stock (a “Record Date Shareholder”) at 5:00 p.m. Eastern Time, on January 27, 2010 (the “Record Date”) and, subject to the rights of such holders described below, to certain other purchasers on a standby basis. Each Record Date Shareholder will receive one non-transferable subscription right (a “Right”) for every share of Common Stock held of record at the close of business on the Record Date. Each Right will entitle the holder thereof to subscribe for a certain number of shares of Common Stock (the “Underlying Shares”) at $1.75 per share (the “Subscription Price”) (the “Basic Subscription Privilege”). Each Record Date Shareholder who exercises in full its Basic Subscription Privilege will also be eligible to subscribe at the Subscription Price for shares of Common Stock not otherwise purchased pursuant to the exercise of the Basic Subscription Privilege up to the total number of Underlying Shares, subject to availability, proration and reduction by the Company in certain circumstances and, in all instances, to a limit on ownership of the Common Stock (the “Over-Subscription Privilege”). The Agent shall deposit with the Escrow Agent (as defined herein) the funds it receives from each of the Record Date Shareholders prior to the end of business on each business day it receives such payments. The offer and sale of the Underlying Shares pursuant to the exercise of the Basic Subscription Privilege and the Over-Subscription Privilege are referred to herein as the “Rights Offering.”
     The Company has separately entered into a “Standby Purchase Agreement” with Short Vincent Partners II, L.P. (the “Standby Purchaser”), pursuant to which the Standby Purchaser has agreed to acquire from the Company, at the Subscription Price, the lesser of 2,436,610 shares of Common Stock or 9.61% of the Company’s outstanding Common Stock on a fully diluted basis assuming completion of the Rights Offering, including shares issued to the Standby Purchaser. The Standby Purchaser has conditioned its minimum purchase of shares of Common

Stock upon the receipt by the Company of $26.0 million in gross proceeds from the Rights Offering, the offering to the Standby Purchaser and the Public Reoffer (as defined below), if any. The maximum number of shares that may be sold in the Rights Offering and to the Standby Purchaser is 17,142,857.
     The Company may offer any shares of Common Stock that remain unsubscribed in the Rights Offering at the expiration of the Rights Offering to the public at the Subscription Price per share (the “Public Reoffer”). Any offering of shares of Common Stock in the Public Reoffer shall be on a best efforts (and not an underwritten) basis. The Public Reoffer, if any, shall terminate on April 9, 2010. The Rights Offering, the offering to the Standby Purchaser and the Public Reoffer are together referred to herein as the “Stock Offering,” and the Underlying Shares and the shares of Common Stock sold to the Standby Purchaser and to the public in the Public Reoffer are collectively referred to herein as the “Securities.”
     In connection with the Stock Offering, the Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-163037) including the related preliminary prospectus or prospectuses covering the registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Securities Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the exhibits, and the schedules thereto, if any, and any documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Securities Act at the time it became effective and including the Rule 430A Information, is herein called the “Registration Statement.” The final prospectus, including the preliminary prospectus, and any documents incorporated by reference therein, in the form first furnished to the Agent for use in connection with the offering of the Securities is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     Section 2. Appointment of Agent Subject to the terms and conditions of this Agreement, the Company hereby appoints the Agent as its exclusive financial and marketing advisor and information agent to use its best efforts to solicit the exercise of Rights and to advise and assist the Company in connection with the Stock Offering, including the Public Reoffer. It is acknowledged by the Company that the Agent shall not be obligated to purchase any shares of Common Stock, Rights, or Securities and shall not be obligated to take any action that is inconsistent with any applicable law, regulation, decision or order.

     The Company and the Agent agree that the Agent is an independent contractor with respect to its solicitation of the Standby Purchaser and the exercise of Rights contemplated by this Agreement and the performance of any financial advisory services to the Company contemplated by this Agreement or otherwise.
     In rendering the services contemplated by this Agreement, the Agent will not be subject to any liability to the Company or any of its affiliates for any act or omission on the part of any securities broker or dealer (other than the Agent or employees of the Agent) or any other person, and the Agent will not be liable for acts or omissions in performing its obligations under this Agreement, except for any losses, claims, damages, liabilities and expenses determined in a final judgment by a court of competent jurisdiction to have resulted from any acts or omissions undertaken or omitted to be taken by the Agent through its gross negligence or willful misconduct.
     Section 3. Subsequent Agreements With The Standby Purchaser The Company agrees to use its best efforts to provide in the Standby Purchase Agreement and in any subsequent agreements entered into in connection with the Public Reoffer that the Agent will be permitted to rely as a third party beneficiary on any representations, warranties, agreements, covenants and other provisions, including opinions of counsel (in each case relating to the applicable Standby Purchaser) contained in the agreements and documents entered into between the Company and the Standby Purchaser.
     Section 4. Fees In addition to the expenses specified in Section 8 hereof, as compensation for the Agent’s services under this Agreement, the Agent has received or will receive the following fees from the Company; provided, however, notwithstanding anything to the contrary in this Agreement or the Letter Agreement (as defined below), in the event the Stock Offering is not completed the Agent will receive only a reimbursement of out-of-pocket accountable expenses actually incurred and fees with respect to Advisory Services (as defined below) that have been actually performed by the Agent.
          (a) An advisory fee (the “Advisory Fee”), in consideration for the Agent’s work in advising the Company with respect to the increase in the Company’s authorized shares, the Company’s 2010 annual meeting of shareholders, shareholder voting, press releases and debt restructuring (collectively “Advisory Services”), equal to (i) $25,000 paid as an advance upon the execution of the letter agreement, dated November 6, 2009, by and between the Company and the Agent (the “Letter Agreement”), (ii) $25,000 payable on the 30th day of each month (with respect to Advisory Services actually performed during such month) during the term of the Letter Agreement, commencing on November 30, 2009 (clause (i) and (ii), collectively, the “Periodic Advisory Fee”) and (iii) the difference of $825,000 and the sum of all Periodic Advisory Fees paid to date which will be due and payable to the Agent on the date of the Initial Closing. The Company confirms that all Periodic Advisory Fees are payable in respect of Advisory Services actually performed by the Agent.
          (b) A placement fee (the “Placement Fee”) of up to 6.00% (600 basis points) of the aggregate dollar amount of the Common Stock sold to the Standby Purchaser and sold in the Public Reoffer.

Notwithstanding anything to the contrary herein, the Agent may, in its sole discretion, pay selected dealers a concession fee in the aggregate not exceeding $300,000.
          (c) In addition, if requested by the board of directors of the Company (the “Board of Directors”) or a special committee of the Board of Directors (the “Special Committee”), the Agent shall render an opinion to the Board of Directors or the Special Committee as to the fairness, from a financial point of view, to the Company of financial terms of the Rights Offering (an “Opinion”). It is understood that an Opinion will be dated as of a date reasonably proximate to the closing of the Rights Offering and will be subject to such qualifications and assumptions as the Agent deems necessary or advisable in its professional judgment. It is further understood that, if an Opinion is requested to be included in the Registration Statement or Prospectus relating to the Rights Offering or a proxy statement distributed in connection with a shareholders’ meeting of the Company and the Agent consents to such inclusion, the Opinion will be reproduced in such Registration Statement, Prospectus or proxy statement in full, and any description of or reference to the Agent or summary of the Opinion in such Registration Statement, Prospectus or proxy statement will be in a form reasonably acceptable to the Agent and its counsel and consistent with similar descriptions or references in transactions of this type. In rendering an Opinion, the Agent will direct its advice solely to the Board of Directors or Special Committee, as applicable, and such advice will not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote at any shareholders’ meeting held in connection with the Rights Offering or whether or not such shareholder should exercise any rights received in connection with the Rights Offering or vote in favor of any Rights Offering. An Opinion will not be reproduced, summarized, described or referred to without the Agent’s prior written consent.
     In consideration for the Agent rendering the Opinion, the Company shall pay the Agent a fee of $100,000, payable upon delivery of the Agent’s Opinion (the “Opinion Fee”), if such Opinion is requested by the Company. The Opinion Fee shall be earned when paid and shall be nonrefundable, even in the event that the Agent is unable to provide its opinion that the financial terms of the Rights Offering are fair, from a financial point of view, to the Company, or if the Company or any other party determines not to proceed with the subject Rights Offering.
     In compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110(f)(2)(C), the Agent will not receive any payment of commissions or reimbursement of expenses prior to the commencement of the Stock Offering, except a reasonable advance against out of pocket accountable expenses actually anticipated to be incurred by the Agent, which advance is reimbursed to the Company to the extent not actually incurred and provided that the Agent may receive payment for applicable Periodic Advisory Fees for Advisory Services that were actually performed by the Agent (as described in more detail below). The Advisory Fee, the Placement Fee and the Opinion Fee are non-negotiable and are not subject to any reduction, set-off, counterclaim or refund for any reason.
     If this Agreement is terminated in accordance with the provisions of Section 9 or 13 hereof or the sale of the Securities is not consummated, notwithstanding anything to the contrary in this Agreement or the Letter Agreement, the Agent will receive only the Opinion Fee (if applicable), the Periodic Advisory Fee and a reimbursement of out-of-pocket accountable expenses actually incurred; provided, however, that the Periodic Advisory Fee shall not exceed, in the aggregate, $150,000.
     Section 5. Closing If at least the minimum number of Securities, as disclosed on the cover of the Prospectus, is sold, the Company agrees to issue or have issued the Securities sold and to deliver the certificates, or other evidence, for such Securities at the Closing Times (as defined below) against payment therefore by release of funds from the escrow agent Northern Trust Corporation (the “Escrow Agent”), (the “Initial Closing”). In addition, the Public Reoffer shall expire at the earlier of 5:00 p.m. Eastern Time, on April 9, 2010 or the date on which the Company shall have accepted subscriptions for all shares of Common Stock remaining for purchase as reflected in the Prospectus Supplement (the “Reoffer Closing”). The Initial Closing shall be held at the offices of Kilpatrick Stockton LLP in Washington, D.C., at 10:00 a.m., Eastern Time, on or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. At the Initial Closing, the Company shall deliver to the Agent by wire transfer in same-day funds the commissions, fees and expenses owing to the Agent as set forth in Sections 4 and 8 hereof and the opinions required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the Stock Offering and the issuance of the Securities as contemplated hereby and pursuant to the terms of the Prospectus. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates or other evidence of the Securities shall be delivered directly to the purchasers thereof in accordance with their instructions. The date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the “Initial Closing Date.” The hour on the Closing Date at which the Company shall release for delivery all of the Securities in accordance with the terms hereof is called the “Initial Closing Time.” The date upon which the Company shall release for delivery all of the Securities, in accordance with the terms of the Public Reoffer, is herein called the “Reoffer Closing Date.” The hour on the Reoffer Closing Date at which the Company shall release for delivery all of the Securities in connection with the Public Reoffer and in accordance with the terms hereof is called the “Reoffer Closing Time” and, together with the Initial Closing Time, the “Closing Times”).
     Section 6. Representations and Warranties of the Company
     The Company represents and warrants to the Agent on each of the date hereof, the Initial Closing Date and the Reoffer Closing Date that:
          (a) The Company has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to distribute the Rights and issue and sell the Securities as provided herein and as described in the Prospectus. Subject to receipt of shareholder approval of the sale to the Standby Purchaser and an amendment to the Company’s First Amended and Restated Articles of Incorporation to increase the number of shares of authorized Common Stock (in each case as described in the Prospectus) (collectively, the “Shareholder Approvals”), the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been validly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Agent, is a valid, legal and binding obligation of the Company enforceable in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally, or the rights of creditors of savings institutions insured by the Federal Deposit Insurance Corporation (“FDIC”) (including the laws relating to the rights of the contracting parties to equitable remedies) (the “Bankruptcy and Equitable Relief Exception”).
          (b) The agreement by and between the Company and the subscription agent, Computershare Trust Company, N.A. (the “Subscription Agent”), (the “Subscription Agent Agreement”) has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Subscription Agent, constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent that such enforceability may be limited by the Bankruptcy and Equitable Relief Exception.
          (c) The agreement by and among the Company, the Agent and the Escrow Agent (the “Escrow Agreement”) has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Agent and the Escrow Agent, constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent that such enforceability may be limited by the Bankruptcy and Equitable Relief Exception.
          (d) The Registration Statement was declared effective by the Commission on February 3, 2010 and no stop order has been issued with respect thereto and no proceedings therefore have been initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the Securities Act and the Securities Act Regulations, and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application or any Sales Information (as such terms are defined in Section 10 hereof) authorized by the Company for use in connection with the Stock Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or 424(c) Prospectus was filed with the Commission and at the Closing Times referred to in Section 5, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any Blue Sky Application or any Sales Information authorized by the Company for use in connection with the Stock Offering, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 6(d) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly regarding the Agent for use under the caption “Plan of Distribution”, in the Prospectus (the “Agent Information”).
          (e) At the time of filing the Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Securities and at the date hereof, the Company was not an “ineligible issuer” as defined in Rule 405 of the Securities Act Regulations (“Rule 405”). At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h) of the Securities Act Regulations, the Company met the conditions required by Rules 164 and 433 of the Securities Act Regulations (“Rule 433”) for the use of a free writing prospectus. If required to be filed, the Company has timely filed or will timely file any issuer free writing prospectus related to the offered Securities at the time it is required to be filed under Rule 433 and, if not required to be filed, will retain such free writing prospectus in the Company’s records pursuant to Rule 433(g) and if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Securities, the Company will file or retain such free writing prospectus as required by Rule 433.
          (f) As of the Applicable Time, neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the offered Securities or any Issuer-Represented Free Writing Prospectus based upon and in conformity with the Agent Information. As used in this paragraph and elsewhere in this Agreement:
               (i) “Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Securities.
               (ii) “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h), relating to the offered Securities that is required to be filed with the Commission by the Company or required to be filed with the Commission. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the Securities Act.
               (iii) “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.
               (iv) “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433, that is made available without restriction pursuant to Rule 433(d)(8)(ii) or otherwise, even though not required to be filed with the Commission.
               (v) “Statutory Prospectus,” as of any time, means the Prospectus relating to the offered Securities that is included in the Registration Statement relating to the offered Securities immediately prior to that time, including any document incorporated by reference therein.
          (g) Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Stock Offering and sale of the offered Securities or until any earlier date that the Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or General Disclosure Package relating to the offered Securities; provided, however this sentence shall not apply to statements or omissions made in reliance upon and in conformity with the Agent Information. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or General Disclosure Package relating to the offered Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
          (h) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued, at the Applicable Time and at the Closing Times referred to in Section 5 hereof, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (i) Crowe Horwath LLP, the accounting firm that certified the financial statements and supporting schedules of the Company included in the Registration Statement and the Prospectus is an independent registered public accounting firm with the Public Company Accounting Oversight Board as required by the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations. With respect to the Company, Crowe Horwath LLP is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.
          (j) The consolidated financial statements of the Company, together with the related schedules and notes, included in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the financial condition and results of operations of the

Company and its consolidated subsidiaries (including Park View Federal Savings Bank (the “Bank”)) at the dates indicated and the periods specified on its balance sheet, income statement, statement of shareholders’ equity and statement of cash flows. The financial statements comply in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X and accounting principles generally accepted in the United States of America (“GAAP”) applied on a consistent basis during the periods presented, and present fairly in all material respects the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, General Disclosure Package and the Prospectus. No other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act, the Exchange Act Regulations and Item 10 of Regulation S-K of the Securities Act Regulations.
          (k) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, and except as described in or specifically contemplated by the Prospectus and the General Disclosure Package: (i) the Company and its subsidiaries (including the Bank) have not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction whether or not arising in the ordinary course of business or that could result in a material reduction in the future earnings of the Company and its subsidiaries (including the Bank) (taken as a whole); (ii) there has not been any material increase in the long-term debt of the Company and its subsidiaries (including the Bank) (taken as a whole) or in the aggregate dollar or principal amount of the Company’s and its subsidiaries (including the Bank) (taken as a whole) assets that are classified as substandard, doubtful or loss or loans that are 90 days or more past due or real estate acquired by foreclosure; (iii) there has not been any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets, liabilities, prospects or operations of Company and its subsidiaries (including the Bank) on a consolidated basis (a “Material Adverse Effect”) on the aggregate dollar amount of the Company’s and its subsidiaries’ (including the Bank) (taken as a whole) deposits or their consolidated net worth or spread; (iv) there has been no material adverse change in the Company’s and its subsidiaries’ (including the Bank) relationship with its insurance carriers, including, without limitation, cancellation or other termination of the Company’s or its subsidiaries’ (including the Bank) fidelity bond or any other type of insurance coverage; (v) there has been no material change in management of the Company or its subsidiaries (including the Bank); (vi) the Company and its subsidiaries (including the Bank) have not sustained any material loss or interference with their respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (vii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company and its subsidiaries (including the Bank) are not in default in the payment of principal or interest on any outstanding debt obligations; and (viii) there has not been any change in the capital stock of the Company or its subsidiaries (including the Bank).

          (l) The Company is a registered savings and loan holding company under the Home Owners’ Loan Act, as amended (“HOLA”), has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Ohio, with the corporate power and authority to own its properties and to conduct its business as described in the General Disclosure Package and the Prospectus, and is qualified to transact business and is in good standing in each jurisdiction in which the conduct of business requires such qualification unless the failure to qualify in one or more of such jurisdictions would not have a Material Adverse Effect. The Company and the Bank have obtained all licenses, permits and other governmental authorizations required for the conduct of each of their respective businesses, except those that individually or in the aggregate would not have a Material Adverse Effect; and all such licenses, permits and governmental authorizations are in full force and effect, and the Company is in compliance therewith in all material respects.
          (m) Each direct or indirect subsidiary of the Company, other than the Bank, has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing (singly or in the aggregate) would not result in a Material Adverse Effect. The Bank is a duly organized and validly existing federally-chartered stock savings bank chartered under the laws of the United States. All of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries (including the Bank), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Company or any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement.
          (n) The deposit accounts of the Bank are insured by the FDIC to the legal maximum, and the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or, to the Company’s knowledge, threatened. The Bank is a member of the Federal Home Loan Bank of Cincinnati.
          (o) The Securities have been duly authorized for issuance and sale as provided herein and as described in the General Disclosure Package and the Prospectus, the Company has a duly authorized and outstanding capitalization as set forth under “Capitalization” in the General Disclosure Package and the Prospectus, and all the issued and outstanding shares of capital stock are, and the Securities when issued, delivered and paid for as described in the General Disclosure Package and the Prospectus will be, validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership of them; the issuance of the Securities is not subject to preemptive or other similar rights; and the terms and provisions of the Securities will conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus. Upon issuance of the Securities sold, good title to the Securities will be transferred from the Company to the purchasers of Common Stock against payment therefor as set forth in the General Disclosure Package and Prospectus and any applicable certificates used to evidence the Securities will be in due and proper form.
          (p) Except as set forth in the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries (including the Bank) is in violation of their respective articles of incorporation or charter or their respective bylaws, or in material breach or default in the performance or observance of any obligation, agreement, covenant, or condition contained in any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any subsidiary (including the Bank) is a party or by which they, or any of their respective property, may be bound (collectively, “Agreements and Instruments”) that would result in a Material Adverse Effect and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its subsidiaries (including the Bank) as defined in the Agreements and Instruments or that, with notice or lapse of time or both, would constitute such an event of default that individually or in the aggregate would result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Subscription Agent Agreement, the Escrow Agreement and the consummation of the transactions contemplated by this Agreement, the Subscription Agent Agreement, the Escrow Agreement and in the Registration Statement (including, without limitation, the distribution of the Rights and the allotment, issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Bank, as applicable, with their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary (including the Bank) pursuant to the Agreements and Instruments (except for such conflicts, breaches or defaults, Repayment Events, or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation or charter or bylaws of the Company or any subsidiary (including the Bank) or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary (including the Bank) or any of their assets, properties or operations except for violations that would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary (including the Bank).
          (q) Except as disclosed in the General Disclosure Package and the Prospectus, no enforcement proceeding, whether formal or informal, has been commenced against the Company or any of its subsidiaries (including the Bank) by the Office of Thrift Supervision (“OTS”) or FDIC or, to the Company’s and its subsidiaries’ (including the Bank) knowledge any other governmental authority, nor have any such proceedings been instituted, or threatened or recommended. Except as disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries (including the Bank) are not in violation of any directive from the

OTS, the FDIC, or any other agency that has directed the Company or any of its subsidiaries (including the Bank) to make any material change in the method of conducting their respective businesses; the Company and its subsidiaries (including the Bank) have conducted and are conducting their respective businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS, the Commission and the FDIC (including the Order to Cease and Desist dated October 19, 2009 issued against the Company and the Order to Cease and Desist, dated October 19, 2009 issued against the Bank)), and there is no legal or regulatory action, injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries (including the Bank) is or may be a party or of which property owned or leased by the Company or any of its subsidiaries (including the Bank) is or may be the subject, or related to environmental, discrimination or financial regulatory matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or are likely to result in a Material Adverse Effect.
          (r) No labor dispute with the employees of the Company or any subsidiary (including the Bank) exists or, to the knowledge of the Company and the Bank, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the Company or any of its subsidiaries (including the Bank) principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.
          (s) The Company has or its subsidiaries (including the Bank) have good and marketable title to all their properties and assets, free and clear of all liens, charges, encumbrances or restrictions, except such as do not materially adversely affect the value of such properties and assets and do not interfere with the use made or proposed to be made of such properties and assets by the Company and its subsidiaries (including the Bank); all of the leases and subleases material to the business of the Company or its subsidiaries (including the Bank) or under which the Company and its subsidiaries (including the Bank) hold properties described in the General Disclosure Package and the Prospectus are in full force and effect; and the Company has or its subsidiaries (including the Bank) have no notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its subsidiaries (including the Bank) as owner or as lessee or sublessee under any of the leases or subleases mentioned above, or materially affecting or questioning the rights of the Company or its subsidiaries (including the Bank) to the continued possession of the leased or subleased premises under any such lease or sublease. Except as disclosed in the General Disclosure Package and the Prospectus and other than such leases and properties as are immaterial in the aggregate, the Company or its subsidiaries (including the Bank) owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.
          (t) The Company and its subsidiaries (including the Bank) have sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; the expiration of any trademarks, trade names, patent rights, copyrights, licenses, approvals or governmental authorizations would not, individually or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries (including the Bank) have no knowledge of any material infringement by them of trademarks, trade names, patent rights, copyrights, licenses, trade secrets or other similar rights of others, and, to the Company’s and its subsidiaries’ (including the Bank) knowledge, there is no claim being made against the Company or any of its subsidiaries (including the Bank) regarding trademark, trade name, patent, copyright, license, trade secret or other infringement that could, individually or in the aggregate, have a Material Adverse Effect.
          (u) The Company and the Bank have timely filed or requested an extension of all required federal, state and local tax returns, have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended, have made adequate reserves for similar future tax liabilities, and no deficiency has been asserted with respect thereto by any taxing authority.
          (v) The statistical and market related data contained in the General Disclosure Package, the Prospectus and the Registration Statement are based on or derived from sources that the Company believes are reliable and accurate.
          (w) The Company and each of its subsidiaries (including the Bank) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (x) The Company and its subsidiaries (including the Bank) maintain disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) and internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act). Since the end of the Company’s most recent audited fiscal year, the Company’s independent registered public accounting firm and the Audit Committee of the Board of Directors have not been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; or any (iii) change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
          (y) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) and 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act.
          (z) Except for the consents required by the OTS and FINRA, which have been or will be obtained, no approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required for the execution, delivery and performance of this Agreement, the Subscription Agent Agreement or the Escrow Agreement by the Company,

the consummation by the Company of the transactions contemplated by this Agreement, by the Subscription Agent Agreement, or the Escrow Agreement, including, without limitation, the distribution of the Rights and the allotment, issue and sale of the Common Stock, except those that have been obtained and those that may be required under the Securities Act, the Securities Act Regulations or under state securities laws or Blue Sky laws of the various states in which the Securities are to be offered.
          (aa) Other than as disclosed in the General Disclosure Package and the Prospectus, the Company has not: (i) issued any securities within the last 18 months (except for notes to evidence bank loans or other liabilities in the ordinary course of business); (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any other member of FINRA, or any person related to or associated with another member, other than discussions and meetings relating to the Stock Offering and purchases and sales of United States government and agency and other securities in the ordinary course of business; (iii) engaged any intermediary between the Agent and the Company in connection with the Stock Offering, and no person is being compensated in any manner for such services; or (iv) entered into a financial or management consulting agreement except for the Letter Agreement and as contemplated hereunder.
          (bb) There are no material contracts or other documents that are required to be described in the General Disclosure Package and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Regulations that have not been described in the General Disclosure Package and the Prospectus and filed as exhibits to the Registration Statement or incorporated in the Registration Statement by reference as permitted by the Securities Act Regulations; the contracts so described in the General Disclosure Package and the Prospectus are in full force and effect on the date hereof; the descriptions thereof or references thereto are correct in all material respects; and neither the Company nor any of its subsidiaries (including the Bank), nor, to the knowledge of the Company, any other party is in breach of or default under any of such contracts.
          (cc) Neither the Company nor any of its subsidiaries (including the Bank) nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries (including the Bank) has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
          (dd) The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act, the rules and regulations of the Commission thereunder, and the corporate governance and other rules and requirements of the Nasdaq Capital Market and will comply in all material respects with any such provisions that will become effective in the future upon their effectiveness. The Bank complies in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

          (ee) The Company has not relied upon Agent or its counsel for any legal, tax or accounting advice in connection with the Stock Offering.
          (ff) The Company and its subsidiaries (including the Bank) comply in all material respects with all laws, rules and regulations relating to environmental protection, and none of them has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Federal, state or local environmental laws and regulations; no action, suit, regulatory investigation or other proceeding is pending, or to the knowledge of the Company, threatened against the Company relating to environmental protection, nor does the Company or its subsidiaries (including the Bank) have any reason to believe any such proceedings may be brought against any of them; and no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any facilities or properties owned or leased by the Company or its subsidiaries (including the Bank) or in which the Company or its subsidiaries (including the Bank) have a security interest, unless such disposal, release or discharge would not have a Material Adverse Effect.
          (gg) The Company and each of it subsidiaries (including the Bank) or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of it subsidiaries (including the Bank) or ERISA Affiliates would have any liability; the Company and each of its subsidiaries (including the Bank) or their ERISA Affiliates have not incurred and do not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” for which the Company and each of its subsidiaries (including the Bank) or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing as occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary (including the Bank), any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA of which the Company or such subsidiary (including the Bank) is a member.
          (hh) All of the loans represented as assets on the most recent financial statements or selected financial information of the Bank and the Company included in the General Disclosure Package or the Prospectus comply with or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Material Adverse Effect.

          (ii) The Company and its subsidiaries (including the Bank) maintain insurance of the type and in the amount generally deemed adequate for their respective businesses, including, but not limited to, general liability insurance, fidelity bond insurance and insurance covering real and personal property owned or leased by the Company or its subsidiaries (including the Bank) against theft, forgery, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.
          (jj) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
          (kk) The Company has not distributed and, prior to the later to occur of (i) the Closing Times and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the Securities Act and the Securities Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus, any free writing prospectus or any prospectus supplement, if any, permitted by the Securities Act or by the Securities Act Regulations and approved by the Agent.
          (ll) Neither the Company nor any of its subsidiaries (including the Bank) has participated in any reportable transaction, as defined in 26 C.F.R. § 1.6011-4 (b)(1).
          (mm) Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries (including the Bank) or for the account of a customer of the Company or one of its subsidiaries (including the Bank), were entered into in the ordinary course of business and in accordance with prudent business practice and applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its subsidiaries (including the Bank) have duly performed all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder, except for such breaches, violations, defaults, allegations or assertions that, individually or in the aggregate, would not result in a Material Adverse Effect.
          (nn) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any subsidiary (including the Bank) any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.
          (oo) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries (including the Bank), on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries (including the Bank), on the other, that is required by the Securities Act or by Securities Act Regulations to be

described in the Registration Statement and/or the General Disclosure Package and the Prospectus and that is not so described.
     Any certificates signed by an officer of the Company and delivered to the Agent or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Company to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein. Any certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinions referred to in Section 9(b)(i) will also be furnished to the Agent and its counsel and shall be deemed to be additional representations and warranties by the Company to the Agent as to the matters covered thereby and the Agent and its counsel are entitled to rely thereon.
     Section 7. Covenants of the Company The Company hereby covenants with the Agent as follows:
          (a) The Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement (including any Issuer-Represented Free Writing Prospectus, Issuer-Represented General Free Writing Prospectus or Issuer-Represented Limited-Use Free Writing Prospectus) without providing Agent and its counsel an opportunity to review and comment on such amendment or file any amendment or supplement to which amendment the Agent or its counsel shall reasonably object. The Company will furnish promptly to the Agent and its counsel copies of all correspondence from the Commission with respect to the Registration Statement, including the documents incorporated therein, and the Company’s responses thereto.
          (b) The Company represents and agrees that, unless it obtains the prior consent of Agent, and Agent represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the offered Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to Clause (a) of Section 2(a)(10) of the Securities Act without regard to Rule 172 or 173 of the Securities Act Regulations.
          (c) The Company, subject to Section 7(a), will comply with the requirements of Rule 430A of the Securities Act Regulations and will notify the Agent immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
          (d) The Company will deliver to the Agent, as soon as the Registration Statement becomes effective and thereafter when the Prospectus is required to be delivered under the Securities Act, as many copies of the Prospectus and as many conformed copies of the Registration Statement originally filed and of each amendment to the Registration Statement (including exhibits filed with the Registration Statement or incorporated by reference in the Registration Statement) as the Agent may reasonably request. The copies of the Registration Statement and each amendment thereto furnished to the Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          (e) The Company has delivered to the Agent, without charge, as many copies of each preliminary prospectus as the Agent reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to the Agent, without charge, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, such number of copies of the Prospectus (as amended or supplemented) as the Agent may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          (f) The Company will comply with terms, conditions, requirements and provisions with respect to any agreement entered into by the Company and the Standby Purchaser.
          (g) The Company will comply with the Securities Act and the Securities Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agent or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the

Securities Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 9(a), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Agent such number of copies of such amendment or supplement as the Agent may reasonably request.
          (h) The Company will use its best efforts, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agent may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement. The Company will also supply the Agent with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdiction as the Agent may request.
          (i) The Company will refrain during a period of 180 days after the consummation of all sales of Common Stock in the Stock Offering (such 180 day period being referred to herein as the “Lock-Up Period”), without the prior written consent of the Agent, from (i) offering, pledging, selling, contracting to sell, or selling any option, warrant, or contract to purchase, purchasing any option, warrant, or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing or (ii) entering into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any security convertible into or exchangeable for Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The Company shall also cause the Standby Purchaser, executive officer and director and five percent (5.0%) or greater shareholder and certain other shareholders of the Company to furnish to the Agent, on or prior to the date hereof, a letter or letters, in form and substance satisfactory to counsel for the Agent, pursuant to which each such person or entity shall agree to abide by the aforementioned restrictions, unless they have received prior written consent from the Agent, for a period of 180 days from the date of the Prospectus. The foregoing sentence shall not apply to (y) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Prospectus; or (z) any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock issued in connection with a merger, acquisition of another entity, acquisition of assets or any other similar transaction. Notwithstanding the foregoing, if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Agent waives, in writing, such extension.
          (j) For the period of three years from the date of this Agreement, the Company will furnish to Agent upon request (i) a copy of each report of the Company furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted, (ii) a copy of each report of the Company mailed to holders of Common Stock or non-confidential report filed with the Commission, the FDIC, the OTS, the Board of Governors of the Federal Reserve System (the “FRB”) or any other supervisory or regulatory authority or any national securities exchange or system on which any class of the securities of the Company is listed or quoted, (iii) each press release and material news item and article released by the Company and/or Bank, and (iv) from time-to-time, such other publicly available information concerning the Company as Agent may reasonably request.
          (k) The Company will use the net proceeds from the sale of the Common Stock in the manner set forth in the Prospectus under the caption “Use of Proceeds.”
          (l) The Company will distribute the Prospectus or other offering materials (including any Permitted Free Writing Prospectus) in connection with the offering and sale of the Common Stock only in accordance with the Securities Act and the Securities Act Regulations, and the laws of any state in which the shares are qualified for sale.
          (m) During the time when a prospectus is required to be delivered under the Securities Act, the Company shall at all times comply, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act, including the related rules and regulations promulgated thereunder by the Commission and the Nasdaq Capital Market, in effect from time to time.
          (n) The Company will timely file an “Additional Listing Application” with the Nasdaq Capital Market in connection with the Securities. The Company will use its best efforts to obtain, effect and maintain the listing of the Securities on the Nasdaq Capital Market and will file with the Nasdaq Capital Market all documents and notices required by the Nasdaq Capital Market of companies that have securities that are listed on the Nasdaq Capital Market.
          (o) For so long as the Common Stock is registered under the Exchange Act, the Company will furnish to its stockholders after the end of each fiscal year, in the time periods prescribed by applicable law and regulations, such reports and other information as are required to be furnished to its stockholders under the Exchange Act (including consolidated financial statements of the Company and its subsidiaries (including the Bank), certified by independent public accountants).
          (p) The Company and the Bank will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, all decisions, directives and orders of the Commission, the FDIC and the OTS.

          (q) The Company and the Bank shall comply with any and all terms, conditions, requirements and provisions imposed by the FDIC, the OTS, the FRB, the HOLA, the Commission, the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations. The Company will comply with all provisions of all undertakings contained in the Registration Statement.
          (r) The Company will promptly advise the Agent upon receipt of any material correspondence by it or any subsidiary (including the Bank) or the commencement of any enforcement action against it or any subsidiary (including the Bank) (formal or otherwise) from or by the FDIC, the OTS, the FRB, the HOLA or any other regulator.
          (s) The Company agrees to use its best efforts to furnish, or cause to be furnished, to the Agent, lists, or copies of those lists, showing the names and addresses of, and number of shares of Common Stock held by, Record Date Shareholders as of the Record Date, and to the extent available to the Company, similar information regarding any beneficial owners of the Company’s Common Stock for whom such Record Date Shareholders act as nominees.
          (t) The Company will arrange for the Subscription Agent to, inform the Agent, on each Business Day during the Subscription Period (to be followed by written confirmation), as to the name, phone number, shareholder status and amount of Common Stock held by any individual who calls the Company or the Subscription Agent, and the number of Rights that have been exercised since its previous daily report to the Agent under the provision of this Section 7(t) including the name of the Rights Holder and the amount of Common Stock subscribed for, and, not later than 10:00 a.m., Eastern Time, on the first Business Day after the Expiration Date, use its best efforts to provide the Agent with a written statement as to the total number of Rights exercised (separately setting forth the number of Rights exercised by Record Date Shareholders).
          (u) The Company shall provide the Agent with any other information necessary to allow the Agent to manage the allocation process in order to permit the Company to carry out the allocation of the Common Stock in the event of an over-subscription, and all such information shall be accurate and reliable in all material respects.
          (v) The Company will not deliver the Common Stock until the Company has satisfied or caused to be satisfied each condition set forth in Section 9 hereof, unless such condition is waived in writing by the Agent.
          (w) Each of the Company’s executive officers and directors and the Standby Purchaser, in each case as listed on Schedule A hereto, will execute and deliver lock-up agreements as contemplated by Section 9(k) hereof.
     Section 8. Payment of Expenses
     Whether or not the Stock Offering is completed or the sale of the Securities by the Company is consummated, the Company and Bank will pay for all their own expenses incident to the performance of this Agreement, including without limitation: (a) the preparation and filing of any applicable regulatory applications; (b) the preparation, printing, filing, delivery and mailing of the Registration Statement, including the Prospectus and any applicable Proxy

Statement, and all documents related to the Stock Offering; (c) all filing fees and expenses in connection with the qualification or registration of the Securities for offer and sale by the Company or the Bank under the securities or “Blue Sky” laws, including without limitation filing fees, reasonable legal fees and disbursements of counsel in connection therewith, and in connection with the preparation of a blue sky law survey; (d) the filing fees with FINRA related to the Agent’s fairness filing under FINRA Rule 5110; (e) fees and expenses related to auditing and accounting services; (f) all expenses relating to advertising, temporary personnel, investor meetings and stock information center; (g) all expenses relating to obtaining necessary Shareholder Approvals; (h) subscription agent and transfer agent fees and costs of preparation and distribution of stock certificates; and (i) fees payable under the Escrow Agreement. The Company also agrees to reimburse Agent for reasonable out-of-pocket expenses, including legal fees and expenses, incurred by Agent in connection with the services hereunder; provided, however, that the Company shall not owe the Agent more than $175,000 in connection with the Agent’s out-of-pocket legal fees and expenses (excluding Blue Sky fees and expenses). Not less than two days prior to the Closing Times, the Agent will provide the Company with a detailed accounting of all reimbursable expenses to be paid at the Closing.
     Section 9. Conditions to the Agent’s Obligations The Company and the Agent agree that obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and the Closing Times, to the accuracy of the statements of officers and directors of the Company and its subsidiaries (including the Bank) made pursuant to the provisions hereof, to the performance by the Company and its subsidiaries (including the Bank) of their obligations hereunder, and to the following further conditions:
          (a) The Registration Statement shall have become effective and at or before the date of this Agreement, no stop order suspending the effectiveness of the Registration Statement shall have been issued, and prior to that time, no stop order proceeding shall have been initiated or, to the Company’s knowledge, threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Agent and the Company. The Company shall not have filed with the Commission the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus without consent of the Agent, which consent shall not have been unreasonably withheld or delayed. The Agent shall not have discovered and disclosed to the Company, on or prior to the date of this Agreement, that the Registration Statement, the General Disclosure Package or the Prospectus or any amendment or supplement to the Registration Statement, the General Disclosure Package or the Prospectus contains an untrue statement of a fact that, in the reasonable opinion of the Agent, is material or omits to state a fact that, in the reasonable opinion of the Agent, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (b) At each Closing Time, the Agent shall have received:
               (i) The favorable opinion, dated as of the applicable Closing Time, of Kilpatrick Stockton, LLP, acceptable to Agent and in form and substance satisfactory to counsel for Agent, as set forth in Exhibit A hereto.

               (ii) The letter of Kilpatrick Stockton LLP in form and substance to the effect that during the preparation of the Registration Statement, the General Disclosure Package and the Prospectus, Kilpatrick Stockton LLP participated in conferences with certain officers of and other representatives of the Company and the Bank, counsel to Agent, representatives of the independent public accounting firm for the Company and representatives of Agent at which the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed and has considered the matters required to be stated therein and the statements contained therein and, although (without limiting the opinions provided pursuant to Section 9(b)(i) hereof) Kilpatrick Stockton LLP has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package and Prospectus, on the basis of the foregoing, nothing has come to the attention of Kilpatrick Stockton LLP that caused Kilpatrick Stockton LLP to believe that (A) the Registration Statement at the time it was declared effective by the Commission, (B) the General Disclosure Package as of the time and date as of which the subscription ratio and subscription price were determined and as of the date of such letter and (C) the Prospectus, as of its date and as of the date of such letter, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that counsel need express no comment or opinion with respect to the financial statements, schedules and other financial data included in the Registration Statement, the Prospectus or the General Disclosure Package).
               (iii) The favorable opinion, dated as of the applicable Closing Time, of Jones Day, with respect to such matters as the Agent may reasonably require, in form and substance satisfactory to the Agent.
          (c) Concurrently with the execution of this Agreement and on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement, Crowe Horwath LLP shall have furnished to the Agent a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Agent, containing statements and information of the type ordinarily included in accountants “comfort letters” with respect to the financial statements of the Company and certain financial information contained in the Prospectus.
          (d) At the applicable Closing Time, Crowe Horwath LLP shall have delivered a letter, dated as of such Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (c) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.
          (e) At the applicable Closing Time, counsel to Agent shall have been furnished with such documents and opinions as counsel for Agent may reasonably require for the purpose of enabling them to advise Agent with respect to the issuance and sale of the Common Stock as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.

          (f) At the applicable Closing Time, Agent shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of the Company and the Bank, dated as of such Closing Time, without personal liability to the effect that: (i) they have examined the Prospectus and at the time the Prospectus became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) there has not been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition, results of operation, capital, properties or business affairs of the Company and the Bank, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) the representations and warranties contained in Section 6 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Times; (iv) the Company has complied in all material respects with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Times including the conditions contained in this Section 9; and (v) no stop order has been issued or, to their knowledge, is threatened, by the Commission or any other governmental body.
          (g) The Company shall not have sustained, since the date of the latest financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, or any development involving a prospective material change in, or affecting the general affairs of, management, financial position, retained earnings, long-term debt, shareholders’ equity or results of operations of the Company, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, the effect of which, in any such case described above, is in Agent’s reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Stock Offering on the terms and in the manner contemplated in the Prospectus.
          (h) Prior to and at the applicable Closing Time: (i) in the reasonable opinion of Agent there shall have been no material adverse change in the financial condition or in the earnings, operations, capital, properties or business affairs of the Company and the Bank, considered as one enterprise, from and as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Company or the Bank, independently or considered as one enterprise, from the latest date as of which the financial condition of the Company is set forth in the Prospectus, other than transactions referred to or contemplated therein; (iii) neither the Company nor the Bank shall have received from the FDIC or the OTS any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied with in all material respects (which direction, if any, shall have been disclosed to Agent) and which would reasonably be expected to have a Material Adverse Effect; (iv) except as disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries (including the Bank) are not in violation of any enforcement action (formal or informal) from the OTS, the FDIC, or any other agency that has directed the Company or any of its subsidiaries (including the Bank) to make any material change in the method of conducting their respective businesses; (v) neither the Company nor the Bank shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any material outstanding indebtedness; (vi) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Company or the Bank, threatened against the Company or the Bank or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect; and (vii) the Securities shall have been qualified or registered for offering and sale or issuance under the securities or “Blue Sky” laws of the jurisdictions requested by Agent.
          (i) At or prior to the applicable Closing Date, the Agent shall receive (i) a copy of the order from the Commission declaring the Registration Statement effective, (ii) a certified copy of the First Amended and Restated Articles of Incorporation of the Company, (iii) a certificate from the FDIC evidencing the Bank’s insurance of accounts, and (vi) any other documents that Agent shall reasonably request.
          (j) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Capital Market or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or FINRA or by order of the Commission or any other governmental authority other than temporary trading halts or limitations (A) imposed as a result of intraday changes in the Dow Jones Industrial Average, (B) lasting no longer than until the regularly scheduled commencement of trading on the next succeeding business-day, and (C) which, when combined with all other such halts occurring during the previous five business days, total less than three; (ii) a general moratorium on the operations of federally-insured financial institutions or general moratorium on the withdrawal of deposits from federally-insured financial institutions declared by either federal or state authorities; (iii) any outbreak of hostilities or escalation thereof or other calamity or crisis, including, without limitation, terrorist activities after the date hereof; or (iv) a material adverse change in the United States financial markets or elsewhere if the effect of any of (i) through (iv) herein, in Agent’s reasonable judgment, makes it impracticable or inadvisable to proceed with the Stock Offering on the terms and in the manner contemplated in the Registration Statement and the Prospectus.
          (k) Prior to the distribution of the Prospectus, the Agent shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule A hereto.
          (l) All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to Agent and of counsel for Agent. Any certificate signed by an officer of the Company or the Bank and delivered to Agent or to counsel for Agent shall be deemed a representation and warranty by the Company or the Bank, as the case may be, to Agent as to the statements made therein. If any condition to Agent’s obligations hereunder to be fulfilled prior to or at the applicable Closing Time is not fulfilled, Agent may terminate this Agreement (provided that if this Agreement is so terminated but the sale of Securities is nevertheless consummated, Agent shall be entitled to the compensation provided for in Section 4 hereof) or, if Agent so elects, may waive any such conditions which have not been fulfilled or may extend the time of their fulfillment.
          (m) Prior to the Initial Closing Date, the Company shall have received all necessary Shareholder Approvals required for the consummation of the Stock Offering and performance of its obligations under this Agreement.
     Section 10. Indemnification
          (a) The Company agrees to indemnify and hold harmless the Agent, its officers, directors, agents, attorneys, servants and employees and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of paragraph (c) below), joint or several, that the Agent or any of such officers, directors, agents, attorneys, servants, employees and controlling Persons (collectively, the “Related Persons”) may suffer or to which the Agent or the Related Persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Agent and any Related Persons upon written demand for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by the Agent or any Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of the allocation of the Shares in accordance with (x) the Prospectus generally and (y) the records or other information provided to the Agent by the Company, or its agents; (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the General Disclosure Package, the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus or any blue sky application, or other instrument or document of the Company or based upon written information supplied by the Company filed in any state or jurisdiction to register or qualify any or all of the Securities under the securities laws thereof (collectively, the “Blue Sky Applications”), or any application or other document, advertisement, or communication (“Sales Information”) prepared, made or executed by or on behalf of the Company with its consent or based upon written information furnished by or on behalf of the Company, whether or not filed in any jurisdiction, in order to qualify or register the Securities under the securities laws thereof, (iii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iv) arise from any theory of liability whatsoever relating to or arising from or based upon this Agreement, the Registration Statement (or any amendment or supplement thereto), the General Disclosure Package, the Prospectus the General Disclosure Package, (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, any Blue Sky Applications or Sales Information or other documentation distributed in connection with the Stock Offering; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Blue Sky Applications or Sales Information or other documentation distributed in connection with the Stock Offering made in reliance upon and in conformity with the Agent Information.
          (b) The Agent agrees to indemnify and hold harmless the Company, its directors and officers, agents, servants and employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of paragraph (c) below), joint or several, which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company and any such persons upon written demand for any reasonable expenses (including fees and disbursements of counsel) incurred by them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in, or material omission or alleged material omission of material fact from, the Registration Statement (or any amendment or supplement thereto), the General Disclosure Package, Prospectus or any Blue Sky Applications or Sales Information; provided, however, that the Agent’s obligations under this Section 10(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material omission or alleged material omission relates to, the Registration Statement (or any amendment or supplement thereto), the General Disclosure Package, the Prospectus (or any amendment or supplement thereto), any Blue Sky Applications or Sales Information in reliance upon and in conformity with the Agent Information.
          (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 10, Section 11 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those of other indemnified parties) for all indemnified parties in connection with any one action,proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. The Company shall be liable for any settlement of any claim against the Agent (or its directors, officers, employees, affiliates or controlling persons), made with the consent of the Company, which consent shall not be unreasonably withheld. The Company shall not, without the written consent of the Agent, settle or compromise any claim against them based upon circumstances giving rise to an indemnification claim against the Company hereunder unless such settlement or compromise provides that the Agent and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect of such claim.
          (d) The agreements contained in this Section 10 and in Section 11 hereof and the representations and warranties of the Company and the Bank set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent or its officers, directors, controlling persons, agents, attorneys, servants or employees or by or on behalf of the Company or any officers, directors, controlling persons, agents, attorneys, servants or employees of the Company; (ii) delivery of and payment hereunder for the Securities; or (iii) any termination of this Agreement.
     Section 11. Contribution In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 10 is due in accordance with its terms but is found in a final judgment by a court to be unavailable from the Company or the Agent, the Company on the one hand and the Agent on the other shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification in such proportion so that (i) the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 4 of this Agreement (not including expenses) (the “Agent’s Fees”) less any portion of Agent’s fees paid by Agent to assisting brokers, bear to the total proceeds received by the Company from the sale of the Securities in the Stock Offering, net of all expenses of the Stock Offering, except Agent’s Fees and (ii) the Company shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party or parties failed to give the notice required under Section 10 above, then each indemnifying party or parties shall contribute to such amount paid or payable to such indemnified party or parties in such proportion as is appropriate to reflect not only such relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the Company on the one hand and the Agent on the other from the Stock Offering, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total proceeds from the Stock Offering, net of all expenses of the Stock Offering except Agent’s Fees, received by the Company bear, with respect to the Agent, to the total fees (not including expenses) received by the Agent less any portion of Agent’s fees paid by Agent to assisting brokers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agent on the other and the parties relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood and agreed that the above-stated limitation on the Agent’s liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution with respect to any loss or liability arising from such misrepresentation from any person who was not found guilty of such fraudulent misrepresentation. For purposes of this Section 11, each of the Agent’s and the Company’s officers and directors and each person, if any, who controls the Agent or the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Agent. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 11, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 11.
     Section 12. Survival All representations, warranties and indemnities and other statements contained in this Agreement or contained in certificates of officers of the Company or the Agent submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent or its controlling persons, or by or on behalf of the Company and shall survive the issuance of the Securities, and any legal representative, successor or assign of the Agent, the Company and any indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.
     Section 13. Termination The Agent may terminate this Agreement by giving the notice indicated below in this Section 13 at any time after this Agreement becomes effective as follows:
          (a) In the event (i) the Company has failed, refused or been unable to perform any agreement on its part to be performed under this Agreement, (ii) there has been, since the dates as of which information is given in the preliminary prospectus, the General Disclosure Package or the Prospectus, any material adverse change in the net asset value of the Company or the tax, exchange, control or other laws or regulations applicable to the Company or the Company has made any material change in its management or method of operations as described in the General Disclosure Package and the Prospectus, the effect of which renders it impracticable to proceed with the solicitation of the exercise of Rights; (iii) the Agent terminates this relationship because there has been a material adverse change in the financial condition or operations of the Company and the Bank considered as one enterprise since the date of the latest audited financial statements included in the Prospectus; (iv) any other condition of the Agent’s obligations under this Agreement is not fulfilled; (v) trading in securities generally on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Capital Market has been suspended, or there shall have been established by the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Capital Market or by the Commission or by any federal or New York State agency or by the decision of any court of competent jurisdiction, any general limitation on prices for such trading or any general restrictions on the distribution of securities, all to such a degree as would, in the reasonable judgment of the Agent, render it impracticable to proceed with the solicitation of the exercise of Rights; (vi) a general banking moratorium has been declared by federal, Ohio or New York authorities or by any other state authorities that, in the Agent’s reasonable judgment, makes it impracticable to proceed with the solicitation of the exercise of Rights, (vii) there has been a material adverse change in general economic, political or financial conditions in the United States, or in the effect of international conditions on the financial markets in the United States such that, in the reasonable judgment of the Agent, it is impracticable to proceed with the solicitation of the exercise of Rights or (viii) the United States becomes engaged in hostilities, a material escalation occurs in any hostilities in which the United States is engaged, or war or a national emergency is declared by the United States on or after the date of this Agreement the effect of which, in the reasonable judgment of the Agent, would render it impracticable to proceed with the solicitation of the exercise of the Rights.
          (b) If any of the conditions specified in Section 9 hereof shall not have been fulfilled when and as required by this Agreement, or by any Closing Time, or waived in writing by the Agent, this Agreement and all of the Agent’s obligations hereunder may be canceled by the Agent by notifying the Company of such cancellation in writing at any time at or prior to the Closing Times, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 4, 8, 10 and 11 hereof.
          (c) If Agent elects to terminate this Agreement as provided in this Section, the Company shall be notified by the Agent as provided in Section 14 hereof.
          (d) If this Agreement is terminated in accordance with the provisions of this Agreement or the sale of the Securities is not consummated, notwithstanding anything to the contrary in this Agreement or the Letter Agreement, the Agent will receive only a reimbursement of out-of-pocket accountable expenses actually incurred.
     Section 14. Notices All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Agent shall be directed to Stifel, Nicolaus & Company, Incorporated, 18 Columbia Turnpike, Florham Park, New Jersey 07932, Attention: Charles Crowley (with a copy to Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, Attention: Christopher M. Kelly); notice to the Company shall be directed to PVF Capital Corp., 30000 Aurora Road, Solon, Ohio 44139, Attention: Robert J. King, Jr. (with a copy to Kilpatrick Stockton LLP, Suite 900, 607 14th Street, NW, Washington, DC 20005-2018, Attention: Sean P. Kehoe).
     Section 15. No Advisory or Fiduciary Relationship The Company acknowledges and agrees that in connection with all aspects of each transaction contemplated by this Agreement, the Company on the one hand and the Agent on the other have an arms-length business relationship that creates no fiduciary duty on the part of the Agent and each of the Company and the Agent expressly disclaims any fiduciary relationship. In addition, the Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company. The Agent has not provided any legal, accounting, regulatory or tax advice with respect to the Stock Offering and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     Section 16. Parties This Agreement shall inure to the benefit of and be binding upon the Agent and the Company, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties, supersedes any prior agreement among the parties, including the Letter Agreement, and may not be varied except by a writing signed by all parties.
     Section 17. Partial Invalidity In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.
     Section 18. Construction This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to its conflicts of laws principles. Any dispute hereunder shall be brought in a court in the State of New York. The Company and the Agent waive all right to trial by jury in any action, proceeding, claim or counterclaim (whether based on contract, tort or otherwise) related to or arising out of this Agreement.
[SIGNATURE PAGE FOLLOWS]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent on the one hand, and the Company on the other in accordance with its terms.

Very truly yours, PVF CAPITAL CORP.
By:	/s/ Robert J. King, Jr.
Robert J. King, Jr.
President and Chief Executive Officer

The foregoing Agency Agreement is
hereby confirmed and accepted as
of the date first set forth above.

STIFEL, NICOLAUS & COMPANY, INCORPORATED
By:	/s/ Michael Voinovich
Michael Voinovich
Managing Director

Schedule A
Directors and Executive Officers:
Steven A. Calabrese
Edward B. Debevec
Umberto P. Fedeli
Mark D. Grossi
Robert K. Healey
Ronald D. Holman, II
Stanley T. Jaros
Robert J. King, Jr.
John R. Male
Raymond J. Negrelli
Stuart D. Neidus
James H. Nicholson
Thomas J. Smith
Standby Purchaser:
Short Vincent Partners II, L.P.

Exhibit B to the Agency Agreement
form of lock-up agreement
PVF Capital Corp.
30000 Aurora Road
Solon, Ohio 44139
Stifel, Nicolaus & Company, Incorporated
30100 Chagrin Boulevard, Suite 101
Cleveland, Ohio 44124
Ladies and Gentlemen:
     The undersigned, PVF Capital Corp., an Ohio corporation (the “Company”), the Company’s executive officers and directors, and Short Vincent Partners II, L.P. (the “Standby Purchaser”), understand that Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) proposes to enter into an Agency Agreement with the Company in connection with the Stock Offering (as defined below). The Company is distributing, at no charge, subscription rights to purchase shares of Common Stock to the holders of record of its Common Stock (a “Record Date Shareholder”) at 5:00 p.m. Eastern Time, on January 27, 2010 (the “Record Date”) and, subject to the rights of such holders described below, to certain other purchasers on a standby basis. Each Record Date Shareholder will receive one non-transferable subscription right (a “Right”) for every share of Common Stock held of record at the close of business on the Record Date. Each Right will entitle the holder thereof to subscribe for a certain number of shares of Common Stock (the “Underlying Shares”) at $1.75 per share (the “Subscription Price”) (the “Basic Subscription Privilege”). Each Record Date Shareholder who exercises in full its Basic Subscription Privilege will also be eligible to subscribe at the Subscription Price for shares of Common Stock not otherwise purchased pursuant to the exercise of the Basic Subscription Privilege up to the total number of Underlying Shares, subject to availability, proration and reduction by the Company in certain circumstances and, in all instances, to a limit on ownership of the Common Stock (the “Over-Subscription Privilege”). The offer and sale of the Underlying Shares pursuant to the exercise of the Basic Subscription Privilege and the Over-Subscription Privilege are referred to herein as the “Rights Offering.”
     The Company has separately entered into a “Standby Purchase Agreement” with Standby Purchaser, pursuant to which the Standby Purchaser has agreed to acquire from the Company, at the Subscription Price, the lesser of 2,436,610 shares of Common Stock or 9.61% of the Company’s outstanding Common Stock on a fully diluted basis assuming completion of the Rights Offering, including shares issued to the Standby Purchaser. The Standby Purchaser has conditioned its minimum purchase of shares of Common Stock upon the receipt by the Company of $26.0 million in gross proceeds from the Rights Offering, the offering to the Standby Purchaser and the Public Reoffer (as defined below), if any. The maximum number of shares that may be sold in the Rights Offering and to the Standby Purchaser is 17,142,857.
     The Company may offer any shares of Common Stock that remain unsubscribed in the Rights Offering at the expiration of the Rights Offering to the public at the Subscription Price per

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share (the “Public Reoffer”). Any offering of shares of Common Stock in the Public Reoffer shall be on a best efforts basis. The Public Reoffer shall terminate on April 9, 2010. The Rights Offering, the offering to the Standby Purchaser and the Public Reoffer are together referred to herein as the “Stock Offering,” and the Underlying Shares and the shares of Common Stock sold to the Standby Purchaser and to the public in the Public Reoffer are collectively referred to herein as the “Securities.”
     In recognition of the benefit that the Stock Offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that from the date hereof and until 180 days after the consummation of all sales of Common Stock in the Stock Offering (such 180 day period being referred to herein as the “Lock-Up Period”), to which you are or expect to become parties, the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Common Stock or other securities of the Company for the benefit of the undersigned or such spouse or family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Stifel Nicolaus, which consent may be withheld in Stifel Nicolaus’ sole discretion; provided, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Stifel Nicolaus waives, in writing, such extension.
     The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by Stifel Nicolaus to the Company (in accordance with Section 14 of the Agency Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement up to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to Stifel Nicolaus and will not consummate such transaction or take any such action unless it has received written confirmation from Stifel Nicolaus that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

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     The foregoing restrictions shall not apply to bona fide gifts by the undersigned, provided that (a) each resulting transferee of the Company’s securities executes and delivers to Stifel Nicolaus an agreement satisfactory to Stifel Nicolaus certifying that such transferee is bound by the terms of this Lock-Up Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto and (b) to the extent any interest in the Company’s securities is retained by the undersigned (or such spouse or family member), such securities shall remain subject to the restrictions contained in this Lock-Up Agreement.
     Any Common Stock received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement. Any Common Stock acquired by the undersigned in the open market on or after the Stock Offering Date (pursuant to a “friends and family” or directed share program or otherwise) will not be subject to this Lock-Up Agreement. A transfer of Common Stock to a family member or a trust for the benefit of the undersigned or a family member may be made, provided the transferee agrees in writing prior to such transfer to be bound by the terms of this Lock-Up Agreement as if it were a party hereto.
     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement and (b) place legends and stop transfer instructions on any such shares of Common Stock owned or beneficially owned by the undersigned.
     The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules. This Lock-Up Agreement shall lapse and become null and void if the Stock Offering Date shall not have occurred on or before May 31, 2010.

Very truly yours,

Printed Name:
Date:

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